XFONE, Inc.

Rating Action | July 2010

Author:
Sigal Issachar, Head of Corporate
i.sigal@midroog.co.il

Contact:
Avital Bar-Dayan - Senior VP
bardayan@midroog.co.il

XFONE, Inc.
Series Rating	Baa3	Outlook: Stable

Midroog announces the removal of the Series A Bonds issued by Xfone, Inc. (hereinafter: "Xfone", the "Company") from Watchlist, and the downgrade of the rating of the bonds from Baa1 to Baa3, while changing the outlook of the rating from negative to stable. The rating downgrade is due to the Company's difficulty to show a significant improvement in free cash flow (before the principal debt service), owing to a relatively weak cash flow from operating activities with no substantial improvement taking into account current investments in fixed assets and financing expenses. Among the rationale for downgrading the rating, importance was also attached to the relative weakening in financial strength ratios owing to the sharp decline in the Company's equity following the goodwill write-off in the fourth quarter of 2009 and a rise in debt after receiving a loan from a private investor in the U.S.  It should be noted that alongside the rise in debt, there was also a share offering.

The change in the rating outlook from negative to stable is attributed to an improvement in the Company's liquidity level due to raising capital and another expected improvement following the projected sales of holdings in businesses in the UK and Xfone 018 in Israel (see below). Taking into account the weak free cash flow, the Company's liquidity mostly relies on its own cash balances. The Company does not have surplus credit facilities. Midroog expects that the Company will maintain enough unencumbered liquid balances to meet its debt service requirements. The Company anticipates a much higher debt repayment burden in 2012 when the promissory note recently issued will mature (see below).

The Company's liquidity improved in the first quarter of 2010, largely owing to an injection of about $6.6 million in capital by two private investors, of which about $3.5 million is a convertible promissory note bearing dollar interest at 10%, payable in one lump sum in March 2012, and about $3.1 million is against the issue of shares and options. In the second quarter of 2010 the Company signed an agreement for the sale of its holdings (69%) in the Israeli subsidiary Xfone 018 Ltd. according to the price of $7.9 million for 100% of its shares, without any debt obligations. Xfone 018 has a debt of about $1.1 million. The consummation of the transaction is subject to receiving various approvals. The Company plans to use most of the cash in its coffers and the projected proceeds from the sale of its holdings in Xfone 018 to finance its working capital needs and to service its financial obligations. Concurrently, the Company is trying to refinance revolving credit and short-term loans of about $3.5 million from a U.S. bank, which are payable in the second half of 2010.

In the first quarter of 2010 the Company posted a 7% decline in revenues in the U.S., attributed to a drop in wholesale voice operations and revenues from households. This decline comes on the heels of a 2% drop in revenues in the U.S. in 2009.  In both periods, the decline was partly offset by revenue growth from business customers and FTTP network services. This change in the revenue mix helped to improve profit margins. The Company posted an increase in cash flow from operating activity in the first quarter of 2010 compared to the same quarter in 2009 due to improved profitability and tightening operating expenses. Having said that, there is little free cash flow after deducting financing expenses and current investments in fixed assets.  It should be noted the Company expects investments in fixed assets to decline in 2010. Should that occur, the free cash flow for 2010 stands to be higher than what was posted for the first quarter of this year and amount to about $1.5 million.

The discontinuation of operations in the UK and Xfone 018 following their anticipated sale, as part of the Company's strategy to concentrate operations in the U.S., was a neutral factor in the rating rationale due to their minor contribution to the operating cash flow. After completing the infrastructure build out in the Levelland project, the Company continues to expand its operations in projects for the deployment of infrastructure in rural United States with backing from the U.S. Government. The Company was recently awarded two projects worth about $63 million, about half of which in subsidized loans and about half in a grant. The loans are for closed projects, where the Company does not have a right of recourse, and were put up against a lien on the projects' assets. This activity has a neutral effect on the rating, since in Midroog's opinion it is not expected to contribute significant cash flows to the Company within the rating horizon, not to mention that the debt is part of a closed project.

Xfone: Key Financial Data ($ 000's)
	Q1.10	Q1.09	2009	2008
Revenues	14,557	15,650	85,030	90,339
Net profit (loss) from ongoing operations	(604)	1,857	(22,148)	2,271
Net profit (loss)	(1,054)	2,318	(22,169)	2,049

EBITDA	1,685	1,313	8,846	9,450
EBITDA %	11.6%	8.4%	10.4%	10.5%

Interest expenses	(635)	(628)	(2,510)	(3,065)
FFO	943	571	5,880	6,385
CAPEX	(1,058)	(1,447)	(4,228)	(6,623)
EBITDA-CAPEX	627	(134)	4,618	2,827
FFO-CAPEX	(115)	(875)	1,652	(238)

Debt (excl. government loan)	32,454	32,918	28,731	32,090
Cash and cash equivalents	7,000	3,193	2,467	3,079
Net debt (excl. government loan)	25,454	29,725	26,264	29,012

Net debt-to-EBITDA	3.78	5.66	2.97	3.07
Net debt-to-FFO	6.75	13.00	4.47	4.54
Net debt-to-EBITDA-CAPEX	10.16	-55.53	5.69	10.26
EBITDA-to-interest expenses	2.65	2.09	3.52	3.08

Equity	24,470	45,372	21,682	43,159
Equity-to-total balance sheet assets	29.4%	44.2%	27.6%	42.8%

Notes to the financial data presented above:

1)
In figures for first quarter 2010 and those for the same quarter last year, operations in the UK and Israel are classified as discontinued operations. Therefore, operating data in these two quarters refer to operations in the U.S. only. At the same time, the sale of the operations is still underway and is not yet expressed in the balance sheet figures.

2)	Midroog calculated interest expenses in the first quarter of 2010 cumulatively to the debt level as of March 31, 2010. Actual cash flow expenditures in that quarter were lower.

3)
The promissory note that was issued to a private investor is posted in the Company books at fair value of about $2.5 million as of March 31, 2010 compared to its nominal value of $3.5 million. The balance will be allocated to financing expenses for the duration of the promissory note. The debt presented by Midroog and the ratios stemming from it are calculated according to the nominal value of the promissory note.

4)	The coverage ratios for the first quarter of 2010 and the same quarter last year are presented by annualizing the quarterly cash flows.

5)
The debt and deriving coverage ratios do not include a subsidized government loan that was provided for the closed infrastructure project in Levelland, which is non recourse to the Company. The balance of this loan as of March 31, 2010 amounts to about $5.5 million, and it is expected to increase in the coming quarter following the progress in the project. As previously stated, the cash balance does not include anticipated proceeds from the Xfone 018 transaction, which as of the date of this report has not yet been completed.

Bonds series rated by Midroog:

Series	Stock No.	Issue Date	Coupon	Linkage	Balance in Books as of March 31, 2010 (NIS 000's)*	Bond Repayment Years
A	1112721	12/2007	8.00%	Index	80,809	2008-2015

* The balance in the books as of March 31, 2010 of about $21.7 million was translated according to the dollar-shekel exchange rate on that date at NIS 3.71 to the dollar.

Rating Outlook

Factors likely to upgrade the rating:

•	An increase in the volume of operations while significantly improving cash flow from operations and free cash flow.

Factors liable to downgrade the rating:

•	Failure to maintain adequate liquidity to finance debt service requirements and/or to reduce credit facilities from banks;

•	Significant weakening in amount of free cash flow;

•	Downturn in the Company's business environment that could threaten the volume of activity and long-term profitability.

About the Company

Xfone is a U.S. provider of an array of telecommunication services, including local, long distance and international telephony services, Internet and broadband video services in the U.S. through its main subsidiaries, Xfone USA and NTS Communications. The latter was acquired by the Company in February 2008, and this acquisition significantly boosted the Company's volume of operations. In recent months the Company has acted to sell its telecom services operations in Israel and the UK, after choosing to concentrate its operations in the U.S., where the bulk of its activity has also been in the past. The Company's operations in the U.S. focus on the provision of telecommunication services to the business sector - small and medium-sized companies, primarily in certain regions of Texas, Mississippi and Louisiana. The Company's principle offices are located in Lubbock, Texas. The Company's shares are traded on the NYSE Amex exchange in the U.S. as well as on the Tel-Aviv Stock Exchange (in a "dual listing"). The bond is traded on the Tel-Aviv Stock Exchange only.

The major shareholders are Gagnon Securities LLC (Neil Gagnon), XFN RLSI Investments LLC (Richard L. Scott), Burlingame (Blair E. Sanford) and Windcrest Microcap (James H. Gellert), Avraham Keinan and Guy Nissenson.

Rating History

List of Basic Financial Terms:

Interest expenses	Net financing expenses from Income Statement
Cash flow interest expenses	Financing expenses from income statement after adjustments for non-cash flow expenditures from statement of cash flows.
Operating Profit – EBIT	Pre-tax profit + financing + non-recurring expenses/profits.
Operating profit before amortizations – EBITA	EBIT + amortization of intangible assets.
Operating profit before depreciation and amortizations - EBITDA	EBIT + depreciation + amortization of intangible assets.
Operating profit before depreciation, amortization and rent/leasing - EBITDAR	EBIT + depreciation + amortization of intangible assets + rent + operational leasing.
Assets	Company's total balance sheet assets.
Debt	Short term debt + current maturities of long-term loans + long-term debt + liabilities on operational leasing.
Net debt	Debt - cash and cash equivalent – long-term investments
Capital base - Capitalization (CAP)	Debt + total shareholders' equity (including minority interest) + long-term deferred taxes in balance sheet.
Capital Expenditures (Capex)	Gross investments in equipment, machinery and intangible assets
Funds from Operations (FFO)*	Cash flow from operations before changes in working capital and before changes in other asset and liabilities items
Cash Flow from Operations (CFO)*	Cash flow from operating activity according to consolidated cash flow statements
Retained Cash Flow (RCF)*	Funds from operations (FFO) less dividend paid to shareholders.
Free Cash Flow (FCF)*	Cash flow from operating activity (CFO) - CAPEX – dividends.

 * It should be noted that in IFRS reports, interest payments and receipts, tax and dividends from investees will be included in the calculation of the operating cash flows, even if they are not entered in cash flow from operating activity.

Rating Scale

Investment grade	Aaa	Obligations rated Aaa are those which, according to Midroog's judgment, are of the highest quality and involve minimal credit risk.
	Aa	Obligations rated Aa are those which, according to Midroog’s judgment, are of high quality, and involve very low credit risk.
	A	Obligations rated A are considered by Midroog in the upper-end of the middle rating, and involve low credit risk.
Baa
Obligations rated Baa are those which, according to Midroog's judgment, involve moderate credit risk.  They are considered middle-level rated liabilities and as those that could have speculative characteristics.

Speculative	Ba	Obligations rated Ba include which according to Midroog's judgment have speculative elements and involve significant credit risk.
investment	B	Obligations rated B are those which, Midroog's judgment, are speculative and involve a high degree of credit risk.
	Caa	Obligations rated Caa are those which, according to Midroog's judgment, have weak standing and involve very high credit risk.
	Ca	Obligations rated Ca are very speculative investments and could be in a situation of insolvency or close to insolvency, with some prospect that principal and interest will be repaid.
	C	Obligations rated C are rated in the lowest rating and are generally in a situation of insolvency with remote prospects of repayment of principal and interest.

Midroog uses the variables 1, 2 and 3 in each of the rating categories, from Aa to Caa.  The variable “1” means that the bond is at the upper end of the rating category to which it has been assigned, cited in letters.  The variable “2” means that it is in the middle of the rating category; whereas the variable “3” means that the bond is at the lower end of its rating category, as cited in letters.

Report No: CCX0107100000M

Midroog Ltd.., Millennium 17 Ha’Arba'a Street, Tel-Aviv 64739
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